UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 1, 2013

STERLING BANCORP

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of	001-35385 (Commission File Number)	80-0091851 (IRS Employer Identification
Incorporation)		Number)

400 Rella Boulevard, Montebello, New York	10901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (845) 369-8040

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 1, 2013, Sterling Bancorp (the “Company”) and Sterling National Bank entered into a new employment agreement with each of David Bagatelle, Luis Massiani, and James Peoples.  The employment agreements each provide for an annual base salary of $400,000 and a target annual bonus and target annual equity award opportunity as determined by the compensation committee of the Company’s board of directors.  The employment agreements also provide that, if the Company terminates the executive’s employment without “cause” (as defined in the applicable employment agreement), then the executive will, subject to his execution, delivery, and non-revocation of a release of claims, be entitled to (i) a lump sum cash payment in an amount equal to the sum of his base salary and target bonus for the year of termination, and (ii) continuation of health insurance premiums for a period of eighteen months following termination of employment. If, however, he is terminated without cause or resigns for “good reason” (as defined in the applicable employment agreement) within twelve months following a change in control, then the lump sum cash amount he will be entitled to will equal two times the sum of his base salary and target bonus for the year of termination.  Under the employment agreements, payments and benefits payable in connection with a change in control of the Company will be reduced to the extent necessary to avoid the application of any “golden parachute” excise tax pursuant to Section 4999 of the Code if such reduction would result in the executive receiving greater compensation and benefits on an after-tax basis.

Each of the employment agreements also provides that, for a period of twelve months following the termination of the executive’s employment for any reason, he will be restricted from competing with the Company and its affiliates and, for a period of eighteen months following the termination of his employment for any reason, he will be restricted from soliciting the Company’s and its affiliates’ respective customers or employees. The employment agreements with each of the executives supersede and replace their existing employment agreements with the Company.

The foregoing description of the employment agreements with Messrs. Bagatelle, Massiani, and Peoples does not purport to be complete and is qualified in its entirety by reference to the full text of each of the employment agreements, which are attached hereto as Exhibits 10.1, 10.2, and 10.3, respectively, and incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits

(d)     Exhibits.

Exhibit No.	Description

10.1	Employment Agreement, dated as of November 1, 2013, by and among Sterling Bancorp, Sterling National Bank, and David Bagatelle.†

10.2	Employment Agreement, dated as of November 1, 2013, by and among Sterling Bancorp, Sterling National Bank, and Luis Massiani.†

10.3	Employment Agreement, dated as of November 1, 2013, by and among Sterling Bancorp, Sterling National Bank, and James Peoples.†

†	Management compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERLING BANCORP

Date: November 4, 2013	By:	/s/ Jack L. Kopnisky
	Name:	Jack L. Kopnisky
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement, dated as of November 1, 2013, by and among Sterling Bancorp, Sterling National Bank, and David Bagatelle.†

10.2	Employment Agreement, dated as of November 1, 2013, by and among Sterling Bancorp, Sterling National Bank, and Luis Massiani.†

10.3	Employment Agreement, dated as of November 1, 2013, by and among Sterling Bancorp, Sterling National Bank, and James Peoples.†

†	Management compensatory plan or arrangement.